Exhibit 10.2

                                  NDS GROUP PLC
                    FORM OF FIXED CONDITIONAL AWARD AGREEMENT


By a deed dated [o] (the "Deed"), NDS Group plc (the "Company") granted on that date a conditional award (the "Conditional Award") over American Depositary Receipts ("ADRs") (each ADR representing one series A ordinary share, par value US$0.01 per share of the Company ("Series A Ordinary Share")) to the individual named below as the participant. The number of ADRs over which this Conditional Award has been granted is set out in Section 1 ("ADRs subject to your Conditional Award") below. Details of the vesting of this Conditional Award are set out in Section 2 ("Vesting of your Conditional Award") below. The terms and conditions of this Conditional Award are set out in this Fixed Conditional Award Agreement (the "Agreement") and in the NDS 2006 Long-Term Incentive Plan, including any applicable sub-plan (the "Plan"). Capitalized terms used below and not otherwise defined in this Agreement have the meanings assigned to them in the Plan.

Date of Grant:             [o]

Name of participant:       [o]



   If for any reason you do not wish to receive the Conditional Award you are able to disclaim it by contacting [o] at [o]. If you do not disclaim your
 Conditional Award you will be taken to have accepted it, and therefore will be bound by all of the terms and conditions of your Conditional Award as set forth in this Agreement and the rules of the Plan in relation to it. You acknowledge that you have carefully reviewed the Plan and this Agreement and agree that in the event of any conflict between the rules of the Plan and the terms and conditions as set out in this Agreement, the rules of the Plan shall prevail.

           This is not a stock certificate or a negotiable instrument.


-------------------------------
Signed for and on behalf of NDS Group plc

               SECTION 1 - ADRs SUBJECT TO YOUR CONDITIONAL AWARD
               --------------------------------------------------

Your Conditional Award is granted over [o] ADRs.

                  SECTION 2 - VESTING OF YOUR CONDITIONAL AWARD
                  ---------------------------------------------

The Conditional Award will vest, subject to your continued employment with the Company, the rules of the Plan and the additional terms and conditions set out below, as follows:

[o]

Each such date is referred to as a "Vesting Date".


            ADDITIONAL TERMS AND CONDITIONS OF YOUR CONDITIONAL AWARD
            ---------------------------------------------------------

Additional terms and conditions of this Conditional Award are set out below and in the Plan (which is incorporated by reference).

Cessation of Employment           This Conditional Award is awarded to you on
                                  the condition that you remain employed by the Company, any Participating Company or any Associated Company. If you cease to be in Employment for any reason after the date of grant and before any Vesting Date, then any unvested portion of your Conditional Award will lapse and be forfeited immediately unless the Board of Directors of the Company
                                  (the "Board") determines otherwise.

Delivery of American Depositary   Settlement of any vested portion of your
Receipts                          vested Conditional Award shall be in the form
                                  of ADRs where each ADR represents one Series
                                  A Ordinary Share. As soon as is reasonably practical following each Vesting Date (but in any event within 30 days of each Vesting
                                  Date), you will be entitled to receive that number of ADRs over which your Conditional
                                  Award has vested. The ADRs payable under your Conditional Award shall be evidenced in such manner as deemed appropriate at the discretion of the Board.

Withholding Taxes                 You agree, as a condition of this Conditional
                                  Award, that you will make acceptable
                                  arrangements to pay any withholding or other taxes or social security contributions due as a result of the grant or vesting of any portion of your Conditional Award or your acquisition of ADRs relating to your Conditional Award. In the event that the Company, any Participating Company or any Associated Company determines that any applicable federal, state, local or foreign tax, withholding payment or social security contribution is required relating to your Conditional Award, the Company, such
                                  Participating Company or such Associated
                                  Company will have the right to: (i) require that you arrange to make such payments to the Company, such Participating Company or such Associated Company, (ii) withhold such amounts from other payments due to you from the Company, such Participating Company or such Associated Company or (iii) allow for the surrender of that number of ADRs granted to you pursuant to the Deed with a value equal to the withholding or other taxes due
                                  (for this purpose, surrendered ADRs will be valued using the closing price of the ADR on the NASDAQ Stock Market on the trading date immediately prior to the Vesting Date or such other mechanism as determined by your relevant tax authority).

Retention and Other Rights        The grant of this Conditional Award does not
                                  give you the right to be retained or employed by the Company, any Participating Company or any Associated Company in any capacity. You waive all and any rights to any compensation or damages in relation to your Conditional
                                  Award or under the Plan in consequence of the termination of your office or Employment with the Company, any Participating Company or any Associated Company for any reason (including unlawful termination of employment). The grant of this Conditional Award is made on a fully discretionary basis by the Company and is a non-recurring benefit which does not give you any right to participate in any future grants of share incentive awards. The terms and conditions of this Conditional
                                  Award are only applicable to the Conditional
                                  Award granted pursuant to the Deed. In
                                  addition, this Conditional Award and the ADRs that may be issued to you under this Conditional Award are not and shall not be deemed a salary for any purpose whatsoever, including in connection with calculating severance compensation or pension entitlement under any applicable law.

Shareholder Rights                You, or your estate or heirs, do not have any
                                  of the rights of a shareholder of the
                                  Company, including, without limitation, the right to vote or to receive any dividends declared or paid on the Series A Ordinary
                                  Shares with respect to the Conditional Award, unless and until ADRs have been issued to you.

Transferability                   Your Conditional Award, and any ADRs awarded
                                  but not vested, may not be transferred,
                                  assigned or pledged, whether by operation of law or otherwise.

Adjustments                       In the event of a stock split or a similar
                                  change in the Company's shares, the number of ADRs covered by this Conditional Award will be adjusted (and rounded down to the nearest whole number) in accordance with the terms of the Plan.

Applicable Sub-Plan               Under the terms of the Plan, the Company can
                                  adopt additional sections of the rules of the Plan applicable in any jurisdiction under which the Conditional Awards may be subject to additional and/or modified terms and conditions, having regard to any securities, exchange control taxation or other applicable laws which may apply to you or the Company.
                                  If applicable, please review the information in the applicable sub-plan and/or prospectus in conjunction with this Agreement.

Data Privacy                      In order to administer the Plan, the Company
                                  may process personal data about you. Such data includes, but is not limited to, the information provided in this Agreement or other appropriate personal and financial data about you, such as home address, business addresses and other contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan. By accepting this Conditional
                                  Award, you consent to the collection,
                                  processing, transmission (including to
                                  countries or territories outside the European
                                  Economic Area) and storage by the Company of any such personal data which is necessary for operating and administering the Plan.

Consent to Electronic Delivery    The Company may choose to deliver certain
                                  statutory materials relating to the Plan in electronic form. By accepting this
                                  Conditional Award you agree that the Company may deliver any notices or other communications in connection with the Plan to you in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to receive, NDS would be pleased to provide paper copies. Please contact [o] or send an email to [o] to request paper copies of these documents.

The Plan The text of the Plan is incorporated by reference in this Agreement. This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Conditional Award. Any prior agreements, commitments or negotiations concerning this Conditional Award are superseded. This Agreement should be read in conjunction with the Plan. In the event of any conflict between the rules of the Plan and the terms and conditions as set out in this Agreement, the rules of the Plan shall prevail.

Confidentiality                   You acknowledge that you have read and
                                  understand the Company's policies on
                                  confidentiality as set forth in the News
                                  Corporation Standards of Business Conduct
                                  (which is applicable to employees of the Company) and the NDS Group plc Insider
                                  Trading and Confidentiality Policy
                                  (collectively, the "Confidentiality
                                  Policies") and hereby agree that during the course of your Employment and any time after your Employment is terminated, you will continue to abide by the terms of the Confidentiality Policies, including with respect to any materials or information you receive in connection with your Conditional
                                  Award. The Board may, in its sole discretion, determine that any breach of the Confidentiality Policies will cause any unvested portion of your Conditional Award to lapse.

Acknowledgement Form              By accepting this Conditional Award, you agree
                                  to execute and complete the Acknowledgement
                                  Form attached at the end of this Agreement and return it to the Company in a timely manner and, in any event, no later than the deadline set forth in the Acknowledgement
                                  Form. If you do not return a properly
                                  executed and completed Acknowledgement Form to the Company prior to the first Vesting
                                  Date, the Company reserves the right to
                                  withhold delivery of the ADRs until such properly executed and completed
                                  Acknowledgement Form is submitted to the Company.

Severability                      The invalidity or non-enforceability of one of
                                  more provisions contained in this Agreement will not affect the validity or enforceability of the other provisions contained in this Agreement.

Governing Law                     The Plan, the Deed and this Agreement are
                                  governed by and construed in accordance with the law of England, and you will submit to the jurisdiction of the English courts in relation to anything arising under the Plan and / or in relation to your Conditional
                                  Award. The Board may determine that the law of another jurisdiction will apply to the operation of the Plan outside the United
                                  Kingdom.